SECURED PROMISSORY NOTE

$220,000.00	December 24, 2008

FOR VALUE RECEIVED, the undersigned, Golden Eagle International, Inc. (“Borrower”), promises to pay to the order of Casco Credit (“Lender”), at its place of business, or such other place as the holder may designate in writing to the undersigned, the principal sum of Two Hundred Twenty Thousand and 00/100 Dollars ($220,000.00), together with interest thereon from date hereof until paid, at the rate of twelve percent (12%) per annum. Principal and interest shall be due and payable on March 24, 2009.

This Secured Promissory Note is further secured by Borrower’s Security Commitment below, which sets out a security interest in the Gold Bar Mill and Gold Bar Mill site located approximately 25 miles north of Eureka, Nevada on Three Bar Road.

The Borrower and Lender agree that this Secured Promissory Note is high risk for the Lender, and that Borrower has represented, and Lender has relied on that representation, that Borrower has a substantial belief that certain circumstances bearing on its principal business will allow it to maintain this Secured Promissory Note as a short-term obligation payable by the due date. Due to the foregoing, in the event of any default by the undersigned in the payment of principal or interest when due, or in the event of the suspension of actual business, insolvency, assignment for the benefit of creditors, adjudication of bankruptcy, or appointment of a receiver, of or against the undersigned, the unpaid balance of the principal sum of this Secured Promissory Note shall at the option of the holder become immediately due and payable and the amount then due shall accrue interest until payment in full of the principal and default interest at the rate of five percent (5%) per month.

Borrower acknowledges that it will only receive two hundred thousand dollars ($200,000.00) in net proceeds because Lender is charging Borrower an origination and loan processing fee of twenty thousand dollars ($20,000.00) upon funding.

SECURITY COMMITMENT

SECURITY INTEREST. Borrower grants to Lender a security interest in all inventory, equipment, appliances, furnishings, buildings, replacement parts, supplies and any and all fixtures now, or hereinafter placed, upon or within the premises known as the Gold Bar Mill and Gold Bar Mill site located approximately 25 miles northwest of Eureka, Nevada on the Three Bar Road (“Premises” and “Collateral”), or used in connection therewith, and in which Debtor now has, or hereinafter acquires, any right, title or interest, as well as the proceeds therefrom until the principal of $220,000.00, together with interest and default interest, as well as any associated costs of enforcement, of this Secured Promissory Note is paid in full to the satisfaction of Lender. This Security Interest shall also secure the payment and performance by Borrower of any and all other liabilities and obligations of Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

COVENANTS.     Borrower hereby warrants and covenants:

The Collateral will be kept within and at the Gold Bar Mill and Gold Bar Mill site; and that Collateral will not be removed from the Premises other than in the ordinary course of business for servicing, maintenance or other ordinary functions, after which it shall be returned to the Premises.

The Borrower’s place of business is 9661 South 700 East, Salt Lake City, Utah 84070, and Borrower will immediately notify Lender in writing of any change in or discontinuance of Borrower’s place of business.

The parties intend that the Collateral involved in the Gold Bar Mill itself is and will at all times remain personal property despite the fact and irrespective of the manner in which it is attached to realty; provided, however, that Borrower commits to use the necessary amount of the proceeds of this Secured Promissory Note to begin the process of acquiring all right, title and interest in and to the 40-acre tract of land underlying the Gold Bar Mill, and further Borrower agrees to record this Secured Promissory Note as a lien against the real property, making it part of the Collateral, until this Secured Promissory Note is paid in full as set out above in the Security Interest.

The Borrower will not sell, dispose of, or otherwise transfer the Collateral, or any interest therein, without the prior written consent of Lender, and the Borrower shall keep the Collateral free from unpaid charges, including, but not limited to, taxes of any kind, creditor liens, or other third-party interests.

The Borrower shall execute alone, or with Lender, any financing statement, UCC 1 filing in the States of Nevada, Colorado or elsewhere, recordation at the County Recorder’s office or other documents, or procure any document, and pay the cost of filing the same in all public offices wherever filing is deemed by Lender to be necessary and prudent.

Borrower shall make all repairs, replacements, additions and improvements necessary to maintain any equipment, machinery, buildings or other fixtures that is part of the Collateral in good working order and condition. At its option, Lender may discharge taxes, liens or other encumbrances at any time levied or placed upon the Collateral, and may pay for the maintenance and preservation of the Collateral, the cost of which shall be assessable against Borrower, and reimbursable to Lender, as part of Borrower’s payment in full of this Secured Promissory Note.

DEFAULT.     The Debtor shall be in default under this Secured Promissory Note upon the occurrence of any of the following:

Any misrepresentation in connection with this Secured Promissory Note on the part of the Borrower.

Any non-compliance with, or non-performance of, Borrower’s obligations under this Secured Promissory Note.

Any assignment for the benefit of creditors, or an attachment or receivership of assets not dissolved within thirty (30) days, or the institution of bankruptcy proceedings, whether voluntary or involuntary, which is not dismissed within thirty (30) days form the date on which it is filed.

Upon default, and at any time thereafter, Lender may declare all obligations secured hereby immediately due and payable, and shall have the remedies of a Secured Party under the Uniform Commercial Code. No waiver by Lender of any default at a particular moment in time shall operate as a waiver of any other default, or of the same default, on a future occasion. This Secured Promissory Note shall inure to the benefit of, and obligate, the heirs, executors, administrators, successors and assigns of the parties hereto.

Borrower and all other persons who may become liable for the payment hereof severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any and all lack of diligence or delays in collection which may occur, and expressly consent and agree to each and any extension or postponement of time of payment hereof from time to time at or after maturity or other indulgence, and waive all notice thereof.

In case suit or action is instituted to collect this Secured Promissory Note, or any portion hereof, Borrower promises to pay such additional sum, as the court may adjudge reasonable, for attorneys’ fees, court costs and such other and further relief as the court may deem as just and reasonable under the circumstances in said proceedings.

This Secured Promissory Note is made and executed under, and is in all respects governed by, the laws of the State of Utah, and venue for any proceedings regarding this Note shall be set in Salt Lake County.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President & CEO